Exhibit 10.2

                                FIRST AMENDED AND
                             RESTATED LOAN AGREEMENT

     This First Amended and Restated Loan Agreement (this "AGREEMENT") is made and entered into as of the 27th day of April, 2011 by and between BaseLine Capital, Inc. ("LENDER") and Baron Energy, Inc. ("BORROWER") as successor in interest to Permian Legend Petroleum LP, with reference to the following facts:

     A. Borrower's predecessor, Permian Legend Petroleum LP ("PERMIAN"), and Lender entered into that certain Loan Agreement dated as of August 1, 2007, as amended by that certain Consent and First Amendment to Loan Agreement dated as of October 31, 2008, and as further amended by that certain Second Amendment to Loan Agreement dated as of September 30, 2009 (collectively, the "ORIGINAL LOAN AGREEMENT").

     B. In connection with the Original Loan Agreement, Permian, Lender and American State Bank ("ASB") entered into a Subordination Agreement, whereby Permian's obligations to Lender are subordinated in certain respects to Permian's obligations to ASB (the "SENIOR DEBT").

     C. ASB has transferred the Senior Debt to Newton Energy, Inc. ("NEWTON").

     D. Through a series of corporate transactions, Borrower is the successor in interest to Permian and is obligated to Lender under the Original Loan Agreement and the related loan documents.

     E. Lender and Borrower have agreed to amend and restate the Original Loan Agreement as set forth herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein and in the other Loan Documents (as defined herein), the parties hereto agree as follows:

     1. Closing.

     (a) Closing of the loan contemplated hereby ("CLOSING") shall occur contemporaneously with the execution of this Agreement. Closing shall occur at the offices of Lender, or at such other time or place as agreed upon by the parties. At Closing, Borrower shall deliver to Lender the following fully executed documents (as such capitalized terms are defined herein):

          (i)  This Agreement.

          (ii) The Note.

          (iii) The Security Documents.

          (iv) The Assignments and related Memorandum of Assignment and Limited Power of Attorney.

          (v) A copy of the resolutions of Borrower authorizing this transaction certified by an authorized officer of Borrower.

     (b) Closing shall be conditioned upon Lender's receipt of the foregoing documents and upon the following:

          (i) Lender shall have received from Borrower certificates of existence and good standing of Borrower from its state of organization and each state in which it is qualified to do business.

          (ii) Lender, Newton and Borrower shall have executed an amended and restated subordination agreement.

          (iii) Lender shall have received a payment from Borrower on the Note of $150,000.00 in immediately available funds.

          (iv) Lender shall have received $25,000.00 in immediately available funds from Borrower as payment in full of all legal fees and all service fees that have accrued prior to and through the date of Closing.

     2. Loan and Collateral.

     (a) In conjunction with the execution of this Agreement, Borrower will execute and deliver to Lender a Promissory Note dated as of the date of this Agreement in the principal amount of $100,000.00 payable to Lender in partial renewal and extension, but not extinguishment, of the indebtedness owed by Borrower to Lender under the Original Loan Agreement (which Promissory Note along with any renewals, extensions and amendments thereto is hereinafter referred to as the "NOTE"). Borrower shall not be entitled to advances after Closing.

     (b) In consideration of the extension of credit under the Note and to secure all amounts owing under the Note and any other indebtedness now or hereafter owed by Borrower to Lender (collectively, the "INDEBTEDNESS"), Borrower will execute and deliver to Lender (i) an amendment to that certain Subordinated Deed of Trust dated August 1, 2007 (as so amended, the "DEED OF TRUST"), which covers all of the oil and gas properties previously owned by Permian which are now owned by Borrower (the "MORTGAGED PROPERTIES"), and (ii) a Security Agreement of even date herewith (the "SECURITY AGREEMENT") covering all of the non-real property assets previously owned by Permian which are now owned by Borrower (the "PLEDGED ASSETS") (said Deed of Trust and Security Agreement are referred to collectively herein as the "SECURITY DOCUMENTS"). The Note, this Agreement, the Security Documents and all other documents or instruments related hereto and thereto, are referred to herein as the "LOAN DOCUMENTS".

     3. Senior Debt. So long as any Indebtedness is owed to Lender by Borrower, Borrower agrees not to seek or agree to an increase of the total amount owed or available to be borrowed under a borrowing base or otherwise by Borrower from Newton which is secured by the Mortgaged Properties to a total amount in excess of $1,000,000.00 without the prior written consent of Lender.

     4. Payout Interests. In conjunction with the execution of the Loan Documents and various services provided by BaseLine in connection with the transactions contemplated by the Original Loan Agreement, Borrower shall execute an Assignment from Borrower to Lender assigning to Lender 25% of Borrower's right, title and interest in and to each of the Mortgaged Properties (collectively, the "ASSIGNMENTS") and provide said Assignments to Lender to be held by Lender subject to Payout and delivery to and acceptance by Lender. Borrower shall also execute and deliver to Lender a Memorandum of Assignment with respect to each Assignment which Lender may file of record to evidence Lender's interest in any of the Mortgaged Properties as provided herein and in the Assignments. Upon the earlier to occur of the following ("PAYOUT") (a) Borrower's full payment to Lender of all principal, interest and other costs, expenses and fees under the Loan Documents or (b) October 27, 2011 (even though Indebtedness remains due and owing by Borrower to Lender), Lender may deem delivery of, accept and file of record any one or more of the Assignments, and Borrower shall cause Newton to release any lien or interest it may have on or in such assigned interest. Said Assignments will be free and clear of any and all liens and other encumbrances. In the event Borrower is unable to obtain a release from Newton of its lien as to the interest assigned within 30 days from the date of Payout, Borrower agrees to pay Lender liquidated damages of $75,000.00 within said 30-day period and $5,000.00 per month as additional liquidated damages for every month thereafter that a release of Newton's lien is not delivered. The liquidated damages are in addition to any and all revenue which Lender and/or its assigns is entitled to under the terms and conditions of the Assignments and payment of any of the Indebtedness remaining outstanding. Borrower further agrees to execute and deliver such other documents and instruments, including without limitation assignments of federal and state leases, which Lender requests with respect to the matters discussed in this
Section 4, and shall execute and deliver to Lender together with this Agreement a Limited Power of Attorney authorizing Lender to execute and deliver such documents and instruments on behalf of and in the name of Borrower. Borrower and Lender agree that any and all assignments of Mortgaged Properties executed and provided by Borrower/Permian to Lender under or pursuant to the Original Loan Agreement which have not been filed of record by Lender prior to the date hereof and any of the Assignments not filed of record by Lender within 60 days after Payout shall be null and void and of no further force or effect.

     4A. Partial Payout. In the event any of the Mortgaged Properties are sold (a "TRANSFERRED PROPERTY"), Lender may, in its sole discretion, declare that Payout has occurred with respect to the Transferred Property (a "PARTIAL PAYOUT"), and Borrower shall retain at least twenty-five percent (25%) of its interest in the Transferred Property and shall execute and deliver to Lender an Assignment of twenty-five percent (25%) of Borrower's right, title and interest in and to the Transferred Property (a "PARTIAL PAYOUT ASSIGNMENT"). Borrower shall also execute and deliver to Lender such replacement Assignments as Lender requests to take into account the Transferred Property. All of the terms and provisions set forth in this Agreement relating to Payout and Assignments shall be applicable to any Partial Payout and any Partial Payout Assignment to the extent not in conflict with this Section 4A.

     5. Adverse Condition or Event. Borrower agrees to promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the financial condition or operations of Borrower, or Lender's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute a default or event of default under any Loan Document, and (iv) any event that has occurred that would constitute a default or an event of default under any other indebtedness or material agreement of Borrower.

     6. Service Fee. Borrower agrees to pay Lender a continuing service fee of $650.00 per month during the term of the Note for consulting and other services.

     7. Representations and Warranties. Borrower represents and warrants to Lender as follows:

          (a) Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of Nevada. Borrower has qualified as a foreign entity and is in good standing in the state of Texas and in each other state or jurisdiction wherein its operations, transaction of business or ownership of property make such qualification necessary.

          (b) Authority and Consents. Borrower has full power and authority to execute and deliver the Loan Documents to which it is a party and to perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required in connection with any Loan Document, the transaction contemplated by the Loan Documents or the Acquisition.

          (c) Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitutes valid and legally binding obligations of Borrower, as applicable, enforceable in accordance with their terms.

          (d) Litigation. There is no litigation or similar proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority.

          (e) No Conflicting Agreements. There is no provision in any agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          (f) Ownership of Assets. Borrower has good and defensible title to all of its assets free and clear of liens, claims and other encumbrances, except liens on the Mortgaged Properties securing the Senior Debt.

          (g) Financial Statements. The financial statements of Borrower heretofore delivered to Lender have been prepared on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in its financial condition or operations since the dates of such financial statements. There are no liabilities of Borrower which are not reflected in such financial statements.

          (h) Information. The recitals set forth at the beginning of this Agreement and all factual information furnished by Borrower to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          (i) Environmental. The conduct of Borrower's business operations and the condition of their assets does not and will not violate any federal laws, rules or ordinances for environmental protection, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment, except where such matter would not have a material adverse effect on Borrower.

          (j) Permits. Borrower has all permits, licenses, certifications and similar authorizations, has made all filings and obtained all consents (collectively, the "PERMITS") necessary and appropriate for the conduct of its business and ownership of its assets.

          (k) Compliance. Borrower is in compliance with all laws, rules and regulations applicable to its business, properties or transactions.

          (l) Payout Interests. The value of the interests covered by the Assignments is currently uncertain and speculative due to the risks associated with the Mortgaged Properties and the oil and gas business, and the period of time prior to Payout. Borrower acknowledges receipt of various services rendered by Lender in connection with the acquisition of the Mortgaged Properties in partial consideration of the Assignments.

     8. Affirmative Covenants. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any obligation of Borrower under any other Loan Document):

     (a) Financial Statements and Other Information.

          (i) Furnish to Lender audited financial statements (including a balance sheet and profit and loss statement) of Borrower, prepared in accordance with generally accepted accounting practices for each fiscal year within 90 days after the close of each such fiscal year, which shall include a statement of cash flow and contingent obligations.

          (ii) Borrower shall furnish to Lender unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter within forty-five (45) days after the close of each fiscal quarter, which shall include a statement of cash flow and contingent obligations and a certification by an authorized officer of Borrower as to accuracy, completeness and consistent application of generally accepted accounting practices.

          (iii) Furnish to Lender copies of Borrower's tax returns.

          (iv) Furnish to Lender upon (A) any default hereunder, and (B) at least once every twelve (12) months, an oil and gas reserve evaluation as of said dates covering Borrower's oil and gas properties, prepared by independent petroleum engineers acceptable to Lender at Borrower's expense.

          (v) Furnish to Lender copies of all agreements, documents and correspondence between Borrower and Newton related to the Senior Debt.

          (vi) Furnish to Lender promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Lender may reasonably request.

     (b) Insurance. Maintain insurance with responsible insurance companies and in such amounts as are satisfactory to Lender and providing for at least 30 days prior notice to Lender before any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Lender upon request.

     (c) Existence and Compliance. Maintain its existence, good standing and qualification to do business where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

     (d) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner. Promptly upon payment and otherwise upon request of Lender, Borrower shall provide to Lender evidence of payment of all taxes.

     (e) Maintenance and Inspection. Maintain its assets in good condition and repair, and provide access to Lender, upon reasonable prior notice by Lender and during normal business hours, to inspect its assets and all records of Borrower.

     (f) Environmental. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any hazardous materials affecting Borrower or its assets; and (ii) all claims made or threatened by any third party against it relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials. Borrower shall immediately notify Lender of any remedial action taken by it under environmental laws, regulations or agreements. Borrower will not use or permit any other party to use any hazardous materials at its premises except such materials as are incidental to its normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to (I) permit Lender, its agents, contractors, employees and representatives to enter and inspect its premises at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure compliance with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit; and (II) provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any hazardous materials used, generated, manufactured, stored or disposed of by its business operations within five (5) days of Lender's request therefor.

     (g) Title to Assets. Borrower shall maintain good and defensible title to all of its assets, free and clear of all liens, claims and other encumbrances except for those on the Mortgaged Properties securing the Senior Debt, and shall provide to Lender evidence of such title upon request.

     (h) Permits. Borrower shall maintain all Permits necessary and appropriate for the conduct of its business and ownership of its assets.

     (i) Use of Proceeds. The loan proceeds hereunder will be used to refinance indebtedness owed by Borrower to Lender under the Original Credit Agreement.

     9. Negative Covenants. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any obligation of Borrower under any other Loan Documents):

     (a) Transfer of Assets or Change of Control. (i) Sell, lease, assign or otherwise dispose of or transfer any interest in any of the Mortgaged Properties or the Pledged Assets, other than in the ordinary course of business, (ii) enter into any merger, consolidation or similar transaction, or (iii) allow a Change of Control (as defined herein) of Borrower. As used herein, "CHANGE OF CONTROL" means, with respect to Borrower, an event or series of events by which there is a material change of the management personnel of Borrower.

     (b) Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except for liens securing the Senior Debt, fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise, or incur or permit any indebtedness to be secured by its assets other than the Senior Debt to Newton permitted by Section 3.

     (c) Restrictions on Dividends, Distributions and Payments. Upon any Event of Default, Borrower shall not make any dividends, distributions, compensation or other payments to any of its partners, members or other equity holders, directly or indirectly.

     (d) Other Debt. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, a surety or guarantor for the debt of another or otherwise), except for normal trade debts incurred in the ordinary course of business, the Indebtedness and the Senior Debt.

     (e) Character of Business. Change the general character of its business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to its business as presently conducted.

     (f) Transfer of Securities/Change of Control. There shall not be any Change of Control of Borrower, without the prior written consent of Lender, which shall not be unreasonably withheld, and the execution and delivery of such Loan Document amendments, and other documents and instruments as are requested by Lender.

     10. Arbitration. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any other Loan Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Midland, Texas. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any security agreement, deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness of reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     11. Default. Borrower shall be in default under this Agreement and under each of the other Loan Documents upon the occurrence of any of the following (an "EVENT OF DEFAULT"):

     (a) Borrower defaults in the payment of any amounts due and owing under the Note;

     (b) Borrower fails to timely and properly observe, keep or perform any term, covenant, agreement or condition of this Agreement or in any other Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing, guaranteeing or evidencing payment of any indebtedness of Borrower to Lender, or if a default or an event of default shall occur under any Loan Document, or if a default or an event of default shall occur under any material agreement of Borrower;

     (c) a default or an event of default shall occur under or in connection with the Senior Debt from Newton;

     (d) any representation, warranty or statement made by Borrower herein, in any of the other Loan Documents or in any certificate furnished to Lender hereunder shall be breached or shall prove to be untrue or misleading in any material respect at the time when made;

     (e) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors;
(iv) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action (corporate or otherwise) for the purpose of effecting any of the foregoing;

     (f) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a receiver, trustee or liquidator of Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of forty-five (45) consecutive days;

     (g) any lien for failure to pay income, payroll, FICA or similar taxes shall be filed by any governmental authority against Borrower or any of its assets;

     (h) except for those defaults existing as of the date hereof (which are listed on Schedule 11(h) attached hereto), default shall occur in the payment of any indebtedness of Borrower aggregating $50,000.00 or more under any note, loan agreement or credit agreement and such default shall continue for more than the period of grace, if any, specified therein, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

     (i) any final judgment or judgments for the payment of money in the amount of $50,000.00 or more, in the aggregate, shall be rendered against Borrower and shall not be satisfied or discharged at least thirty (30) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment or judgments;

     (j) a Change of Control shall occur;

     (k) any event that, in the reasonable good faith estimation of Lender, threatens the value of any collateral securing the Indebtedness or casts doubt on the ability of Borrower to repay the Indebtedness; or

     (l) the dissolution of Borrower.

     12. Remedies Upon Default. If an Event of Default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity, including, without limitation, the right to declare the Indebtedness immediately due and payable; provided, that in connection with any default or Event of Default related to the insolvency of Borrower or any debtor relief laws, the full amount of the Indebtedness shall automatically become fully due and payable.

     13. Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement or any other Loan Document must be in writing delivered to the other party at the following address:

         Borrower: Baron Energy, Inc.
                   392 W. Mill Street
                   New Braunfels, Texas 78130
                   Fax:  (830) 608-0300

         Lender:   BaseLine Capital, Inc.
                   310 West Wall Street, Suite 803
                   Midland, Texas 79701
                   Fax:  (432) 687-1372

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made
(a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid; or (b) if sent by any other means, upon delivery.

     14. Costs, Expenses and Attorneys' Fees. Borrower shall pay to Lender immediately upon demand the full amount of all reasonable costs and expenses, including reasonable attorneys' fees incurred at any time by Lender (whether before, after or during the loan closing) in connection with (a) the Loan, (b) the negotiation and preparation of this Agreement and each of the Loan Documents and any rights, remedies or interests hereunder or thereunder, (c) the maintenance, renewal or collection of the Loan or any rights or remedies under any Loan Documents, and (d) all other costs and attorneys' fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.

     15. Savings Clause. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency shall the interest paid or agreed to be paid to Lender exceed the maximum amount permitted under applicable law. If, under any circumstance whatsoever, interest would otherwise be payable to Lender at a rate in excess of the highest lawful rate, then the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance whatsoever Lender shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, then any excessive interest paid shall be applied to the reduction of the aggregate principal amount of the Note and any other obligation owing under the Loan Documents and not to the payment of interest or if such excess interest exceeds all amounts due and owing under the Loan Documents, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the obligations of Borrower to Lender (including the period of any renewal or extension).

     16. Miscellaneous. Borrower and Lender further covenant and agree as follows, without limiting any obligation of Borrower under any other Loan
Document:

     (a) Cumulative Rights and Waiver of Notice. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

     (b) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas, and are performable in Midland, Midland County, Texas.

     (c) Amendment and Binding Effect. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon each of Borrower and its successors and assigns, and inures to the benefit of Lender, its participants, successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrower of any obligations hereunder.

     (d) Documents and Further Assurances. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel. Borrower agrees to execute and deliver to Lender such additional documents and instruments as Lender may request to evidence and complete the transactions contemplated hereby.

     (e) Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     (f) INDEMNIFICATION. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BORROWER SHALL INDEMNIFY, DEFEND AND HOLD LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, SHAREHOLDERS, DIRECTORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "BASELINE PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, LOSSES, DAMAGES, ASSESSMENTS, FINES, PENALTIES, COSTS OR OTHER EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) ARISING FROM OR IN ANY WAY RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO ANY OPERATIONS OR OPERATIONAL DECISIONS, OR ACTUAL OR THREATENED DAMAGE TO THE ENVIRONMENT, AGENCY COSTS OF INVESTIGATION, PERSONAL INJURY OR DEATH, OR PROPERTY DAMAGE, DUE TO A RELEASE OR ALLEGED RELEASE OF HAZARDOUS MATERIALS, ARISING FROM BORROWER'S BUSINESS OPERATIONS, ANY OTHER PROPERTY OWNED BY BORROWER OR IN THE SURFACE OR GROUND WATER ARISING FROM BORROWER'S BUSINESS OPERATIONS, OR GASEOUS EMISSIONS ARISING FROM BORROWER'S BUSINESS OPERATIONS OR ANY OTHER CONDITION EXISTING OR ARISING FROM BORROWER'S BUSINESS OPERATIONS RESULTING FROM THE USE OR EXISTENCE OF HAZARDOUS MATERIALS, WHETHER SUCH CLAIM PROVES TO BE TRUE OR FALSE. BORROWER RANTOR FURTHER AGREES THAT ITS INDEMNITY OBLIGATIONS SHALL INCLUDE, BUT ARE NOT LIMITED TO, LIABILITY FOR DAMAGES RESULTING FROM THE PERSONAL INJURY OR DEATH OF AN EMPLOYEE OF BORROWER, REGARDLESS OF WHETHER BORROWER HAS PAID THE EMPLOYEE UNDER THE WORKMEN'S COMPENSATION LAWS OF ANY STATE OR OTHER SIMILAR FEDERAL OR STATE LEGISLATION FOR THE PROTECTION OF EMPLOYEES. THE TERM "PROPERTY DAMAGE" AS USED IN THIS PARAGRAPH INCLUDES, BUT IS NOT LIMITED TO, DAMAGE TO ANY REAL OR PERSONAL PROPERTY OF BORROWER, THE LENDER, THE BASELINE PARTIES AND OF ANY THIRD PARTIES. THE BORROWER'S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE REPAYMENT OF THE INDEBTEDNESS AND ANY DEED IN LIEU OF FORECLOSURE OR FORECLOSURE OF ANY DEED OF TRUST, SECURITY AGREEMENT OR MORTGAGE SECURING THE INDEBTEDNESS. THE PARTIES HERETO INTEND FOR THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT EACH

INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY CLAIMS INDEMNIFIED AGAINST IN THIS PARAGRAPH.

     (g) Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Indebtedness and shall continue in full force and effect so long as the Indebtedness is outstanding.

     (h) Participation of Loan. Borrower agree and consent to Lender transferring participation interests in this Agreement, the Note and the other Loan Documents to participants selected by Lender in its sole discretion, and to Lender providing any information or documents to any such participant. Participated interests may be held in the name of the participants or in Lender's name on behalf of such participants, and each of Borrower agrees to execute and deliver such documents and instruments as Lender may request in connection with such participations.

     (i) Entire Agreement. This Agreement along with the Note, the Security Documents and the other Loan Documents contain the entire understanding among the Borrower and Lender with respect to the subject matter contained herein. Neither this Agreement nor a portion of the provisions hereof maybe changed, modified, amended, waived, supplemented, discharged, canceled or terminated by any course of conduct or in the manner other than an agreement in writing. If there are any conflicts or inconsistencies between this Agreement, the Note, the Security Documents, or any of the other Loan Documents, this Agreement shall prevail and control.

     (j) Waiver and Release. Lender and Borrower hereby waive and release any defaults, events of default, claims or causes of action that either may have against the other that arose under or were related to the Original Loan Agreement and the related prior loan documents between Permian and Lender prior to the date of this Agreement.

     (k) Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. Signatures transmitted by fax or other electronic means shall be treated as and deemed original signatures and shall be binding for all purposes.


                  [Remainder of Page Intentionally Left Blank]

                            NOTICE OF FINAL AGREEMENT

     THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS AND/OR ANY AND ALL OTHER DOCUMENTS EXECUTED AT OR NEAR THE TIME OF EXECUTION OF THIS DOCUMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                 LENDER:

                                 BASELINE CAPITAL, INC., a Texas corporation

                                 By: /s/ Karl J. Reiter
                                    --------------------------------------------
                                    Karl J. Reiter, President

                                 BORROWER:

                                 BARON ENERGY, INC.

                                 By: /s/ Lisa P. Hamilton
                                    --------------------------------------------
                                 Name:  Lisa P. Hamilton
                                 Title: Executive Vice President and CFO

                                 SCHEDULE 11(H)
                                       TO
                           FIRST AMENDED AND RESTATED
                             LOAN AGREEMENT BETWEEN
                  BASELINE CAPITAL, INC. AND BARON ENERGY, INC.
                           DATED AS OF APRIL 27, 2011

                                EXISTING DEFAULTS

1.) Loan Agreement entered into on September 28, 2006 by and between BaseLine Capital, Inc. and Esconde Resources LP and Esconde Energy LLC

2.) Term Note dated September 28, 2006 payable to the order of Charles W. Darter, Jr. executed by Esconde Resources LP

3) Non-Negotiable Promissory Note dated March 1, 2006 payable to the order of The Jerry E. Polis Family Trust executed by Esconde Resources LP

4.) Non-Negotiable Promissory Note dated April 1, 2006 payable to the order of The Jerry E. Polis Family Trust executed by Esconde Resources LP